Exhibit 99.1



                 Navigant Consulting, Inc. Announces
              Fourth Quarter and Full Year 2005 Results


    CHICAGO--(BUSINESS WIRE)--Feb. 16, 2006--Navigant Consulting, Inc.
(NYSE:NCI):

    -- Fourth quarter revenues increased 16 percent, year over year, to $150.5 million, from $129.3 million in the fourth quarter of 2004. Annual revenues increased 19 percent, to $575.5 million, compared to $482.1 million in 2004.

    -- EBITDA for the quarter increased 17 percent to $26.6 million compared to the fourth quarter 2004, and increased 31 percent to $108.0 million compared with the full year 2004 EBITDA of $82.2 million.

    -- Net income per diluted share for the fourth quarter 2005 was $0.22, consistent with the fourth quarter of 2004. EPS for the 2005 year increased 19 percent, to $0.95, from $0.80 for 2004.

    Navigant Consulting, Inc. (NYSE:NCI), an independent international consulting firm providing the industry expertise and solutions clients need to address dispute, investigative, business, operational and financial advisory challenges, today announced financial results for the fourth quarter and full year 2005.

    Fourth Quarter 2005 Financial Results

    Revenues for the fourth quarter of 2005 were $150.5 million, a 16 percent increase compared to the fourth quarter 2004 revenues of $129.3 million, and consistent with third quarter 2005 revenues.
    EBITDA in the fourth quarter of 2005 was $26.6 million, an increase of 17 percent from $22.8 million for the fourth quarter of 2004, and down from third quarter 2005 EBITDA of $29.1 million. EBITDA as a percentage of revenues before reimbursements was 20 percent for the fourth quarter of 2005.
    Net income per diluted share was $0.22 in the fourth quarter of 2005, consistent with the comparable period in 2004, and down from $0.25 per share in the third quarter of 2005.
    The Company's profitability during the fourth quarter was impacted by the resolution of a claim for $1.25 million arising in the fourth quarter related to the completion of a multi-year engagement in the Energy practice, and a $1.4 million write off of an uncollectible receivable from a municipality discussed hereinafter. These amounts resulted in a pre-tax charge of $2.65 million against 2005 fourth quarter earnings, $1.5 million after taxes, or $0.03 per share.
    "Exclusive of these charges, the Company completed a solid fourth quarter and is well-positioned to continue meeting our long term objective of expanding revenues by 10 to 20 percent annually," stated William M. Goodyear, Chairman and Chief Executive Officer. "As the year progressed, our Financial & Insurance Services, Construction and Government Contractor practices realized accelerated demand and contributed greatly to the overall success we achieved in 2005."

    Full Year 2005 Financial Results

    Revenues for the year ended December 31, 2005 were $575.5 million, a 19 percent increase compared to 2004 revenues of $482.1 million. EBITDA for the full year 2005 was $108.0 million, up 31 percent from $82.2 million for the comparable 2004 period, and 21 percent of revenues before reimbursements. EPS for full year 2005 was $0.95 per share, compared to $0.80 per share for 2004, a 19 percent year over year increase.
    "Looking back to 2005, we added materially to the depth and breadth of the firm -- increasing our capabilities, enhancing our teams with new talent and extending our professional services into new geographies," said Mr. Goodyear. "Our reach was positively impacted by the growth of our Corporate Finance practice, the extension of our Financial & Insurance service capabilities and expertise, our increased Healthcare strategy capabilities, our strengthened construction dispute practice, and the expansion of our international footprint," stated Mr. Goodyear.

    Business Metrics

    Billable consultant headcount, full time equivalents (FTE), as of December 31, 2005 was 1,705, down slightly from 1,719 at the end of the third quarter. Company-wide consultant utilization in the fourth quarter was 67 percent, up from 66 percent during the 2004 fourth quarter, and down from 71 percent in the third quarter of 2005, reflecting the impact of the holidays and a traditional slowdown in overall business activity in the fourth quarter.
    Annualized revenue per consultant in the fourth quarter of 2005 was $358,000, consistent with the third quarter, and up from $351,000 during the fourth quarter of 2004. Annualized attrition was 19 percent during the fourth quarter of 2005, up from 17 percent in the third quarter of 2005 and 2004's fourth quarter. Days sales outstanding as of December 31, 2005 improved significantly to 80 days, compared to 93 days at the end of the 2005 third quarter. The Company ended the year with $40.8 million in borrowings under its $175 million unsecured, multi-bank credit facility. This amount is down from $69.7 million at the end of the third quarter 2005.
    "Throughout 2005, we optimized our investments in both acquisition and organic hiring," stated Julie M. Howard, Executive Vice President and Chief Operating Officer. "For 2006, we have organized around two client facing channels -- Dispute, Investigative and Regulatory Advisory services, and Business, Financial and Operational Advisory services. Our new structure better enables us to leverage the diverse and complementary resources of the organization."

    NCI Expands International Investigation Services

    In January 2006, Tedd Avey joined the firm as a Managing Director in the international Litigation and Investigations practice. In his role, Mr. Avey will be assisting in the Company's expanding investigative services and international growth strategy.
    On February 7, professionals from the Inkster Group, Canada's preeminent corporate investigations firm, joined NCI's litigation consulting and investigations practice. Led by Norman Inkster, a former Commissioner of the Royal Canadian Mounted Police, a former President of Interpol, and one-time head of a major accounting firm's global forensic practice, the Inkster Group assists organizations in reducing the risk and impact of fraud. The Canadian-based group will continue to specialize in corporate investigations, fraud prevention, business intelligence, and the safeguarding of assets and intellectual property.

    NCI Expands Financial Services Offerings

    On February 1, Joseph J. DeVito joined the firm as a Managing Director, within the Insurance & Reinsurance practice. Mr. DeVito has significant experience in the areas of run-off (accounting and actuarial), regulatory and receivership, due diligence and operational reviews, and litigation support (forensic and expert witness) services. He currently serves as the President and Chairman of the Board of Directors for the International Association of Insurance Receivers.
    Navigant Consulting's Insurance & Reinsurance practice assists insurers, reinsurers and their counsel. Areas of specialty include risk and regulatory compliance; operational and technology consulting; finance and accounting consulting; data and information management; liability estimation; actuarial and claims consulting; dispute resolution and litigation support.

    Company Receives Order from Arbitrator

    Yesterday afternoon, February 15, the Company received an adverse order and "interim finding" from an arbitrator in a proceeding related to a previously disclosed dispute with the City of Vernon, California. RMI-US, a subsidiary of the Company, provided electric distribution system maintenance services to the City until November 30, 2003, at which time the contract was terminated at the request of RMI-US. Since that time, the Company no longer provides such system maintenance services.
    The arbitrator's order and "interim finding" denied the Company's right to recover unpaid fees and expenses previously billed to the City. As such, $1.4 million was charged to expense in the Company's fourth quarter 2005 income statement. In addition, the arbitrator found that, as a result of the suspension of the subsidiary's contractor's license for 19 days in 2001 and 30 days in 2003 during the 5-year contract period, the City is entitled to a recovery for unspecified amounts paid under the contract for a period not defined in the order. The arbitrator also found that the City is entitled to treble damages but, as previously stated, the order did not indicate the amount of damages that would be trebled.
    While the order does not state the amount to be reimbursed, the total amount could have a material adverse impact on the Company's 2005 results of operations and financial position, as preliminarily reported in this release. The Company strongly disagrees with the order and the "interim finding" and will promptly seek clarification and reconsideration of the order and the interim finding.

    Webcast of the Company's Announcement of Fourth Quarter and Full Year 2005 Results

    A webcast of management's presentation of the Company's fourth quarter and full year financial results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select "Conference Calls." This webcast will be available until 5:00 p.m., ET, July 24, 2006.

    About Navigant Consulting

    Navigant Consulting, Inc. (NYSE:NCI) is an independent international consulting firm combining deep industry expertise and integrated solutions to assist companies and their legal counsel in addressing the challenges of uncertainty and risk, and leveraging opportunities for overall business improvement. Professional services include dispute, investigative, operational and business advisory, risk management and regulatory advisory, and transaction advisory solutions. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

    Except as set forth below, statements included in this press release, which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the Company's reports filed with the SEC. Such risk factors include, but are not limited to: dependence on key personnel, acquisitions consummated and acquisitions under consideration, recruiting, attrition and the ability to successfully integrate new consultants into the Company's practices, significant client assignments, conflicts of interest, the ability to meet the challenges of rapid growth and intense competition, professional liability, any significant decline in the market value of the Company's securities that would affect its ability to attract, retain and motivate its consultants, possible legislative and regulatory changes, including without limitation federal class action, asbestos and medical malpractice reform legislation, and general economic conditions.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF INCOME
                (In thousands, except per share data)
                             (Unaudited)
                                           For the three months ended
                                          ----------------------------
                                          Dec. 31, Sept. 30, Dec. 31,
                                             2005     2005      2004
                                          ----------------------------
Revenues before reimbursements            $134,057  $131,411 $114,760
Reimbursements                              16,394    19,503   14,546
                                          ----------------------------
  Total revenues                          $150,451  $150,914 $129,306

Cost of services before reimbursable
 expenses                                   76,139    74,533   67,955
Reimbursable expenses                       16,394    19,503   14,546
                                          ----------------------------
  Cost of services                          92,533    94,036   82,501
Stock-based compensation expense             2,349     1,960    2,703
Litigation and settlements                   1,250         -        -
General and administrative expenses         27,694    25,795   21,272
                                          ----------------------------
  Earnings before interest, taxes,
   depreciation and amortization (EBITDA)   26,625    29,123   22,830
Depreciation                                 3,117     2,621    2,114
Amortization                                 2,712     2,509    1,191
                                          ----------------------------
  Operating income                          20,796    23,993   19,525
Other income (expense), net                   (846)   (1,323)    (509)
                                          ----------------------------
Income before income tax expense            19,950    22,670   19,016
Income tax expense                           8,379     9,521    7,867
                                          ----------------------------
  Net income                               $11,571   $13,149  $11,149
                                          ============================

Net income per diluted share                 $0.22     $0.25    $0.22
                                          ============================

Shares used in computing net income per
 diluted share                              53,270    52,959   50,918

Percentage of revenues before reimbursements:
---------------------------------------------
Cost of services before reimbursable
 expenses                                       57%       57%      59%
Reimbursable expenses                           12%       15%      13%
General and administrative expenses             21%       20%      19%

EBITDA                                          20%       22%      20%
Operating income                                16%       18%      17%
Net income                                       9%       10%      10%



              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF INCOME
                (In thousands, except per share data)
                             (Unaudited)
                                                   For the year ended
                                                  --------------------
                                                   Dec. 31,  Dec. 31,
                                                     2005      2004
                                                  --------------------
Revenues before reimbursements                     $508,874  $426,867
Reimbursements                                       66,618    55,252
                                                  --------------------
  Total revenues                                    575,492   482,119

Cost of services before reimbursable expenses       291,676   248,954
Reimbursable expenses                                66,618    55,252
                                                  --------------------
  Cost of services                                  358,294   304,206
Stock-based compensation expense                      9,079     9,589
Restructuring costs                                       -     1,091
Litigation and settlements                            1,250       385
General and administrative expenses                  98,877    84,673
                                                  --------------------
  Earnings before interest, taxes, depreciation
   and amortization (EBITDA)                        107,992    82,175
Depreciation                                         10,213     8,312
Amortization                                          8,538     3,562
                                                  --------------------
  Operating income                                   89,241    70,301
Other income (expense), net                          (3,283)   (1,864)
                                                  --------------------
Income before income tax expense                     85,958    68,437
Income tax expense                                   36,102    28,062
                                                  --------------------
  Net income                                        $49,856   $40,375
                                                  ====================

Net income per diluted share                          $0.95     $0.80
                                                  ====================

Shares used in computing net income per diluted
 shares                                              52,390    50,247

Percentage of revenues before reimbursements:
---------------------------------------------
Cost of services before reimbursable expenses            57%       58%
Reimbursable expenses                                    13%       13%
General and administrative expenses                      19%       20%

EBITDA                                                   21%       19%
Operating income                                         18%       16%
Net income                                               10%        9%



              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                   (In thousands, except DSO data)
                             (Unaudited)

                               Dec. 31,  Sept. 30,  June 30,  Dec. 31,
Assets                           2005      2005       2005      2004
----------------------------------------------------------------------
Cash and cash equivalents       $14,871   $12,389   $11,118   $36,897
Trade accounts receivable, net  145,616   167,686   137,224   111,157
Prepaid and other assets         18,827    16,084    13,417    18,304
                              ----------------------------------------
  Total current assets          179,314   196,159   161,759   166,358

Property and equipment, net      42,320    37,947    35,369    27,381
Intangible assets, net          318,755   319,306   278,850   224,845
Other non-current assets, net     1,881     2,274       363       223
                              ----------------------------------------
  Total assets                 $542,270  $555,686  $476,341  $418,807
                              ========================================

Liabilities and Stockholders'
 equity
------------------------------
Bank borrowings                 $40,800   $69,700   $43,800        $-
Current liabilities             102,278   106,677    80,576   117,885
Other liabilities                14,744    10,279     8,309    12,248
Stockholders' equity            384,448   369,030   343,656   288,674
                              ----------------------------------------

  Total liabilities and
   stockholders' equity        $542,270  $555,686  $476,341  $418,807
                              ========================================



Selected Data


Days sales outstanding, net
 (DSO)(1)                        80 days   93 days   81 days   71 days
                              ========================================

(1) Includes deferred revenue.



    CONTACT: Navigant Consulting, Inc.
             Ben W. Perks, 312-573-5630
             Andrew J. Bosman, 312-573-5631